                                                                    Exhibit 3.3



                            STATEMENT OF RESOLUTION

                         ESTABLISHING SERIES OF SHARES

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof.

     1.     The name of the corporation is Maxxim Medical, Inc. (the
"Corporation").

     2. That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on July 10, 1997 adopted the following resolution establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof:

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $1.00 par value per share, of the Corporation, to be designated "Series A Participating Preferred Stock," initially consisting of 40,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations, and restrictions of the Series A Participating Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Preferred Stock," $1.00 par value per share, and the number of shares constituting such series shall be 40,000.

     Section 2.     Dividends and Distributions.

          (A) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock of the Corporation (the "Common
Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating
Preferred Stock. In the event the Corporation shall at any time after July 10, 1997 (the "Rights Dividend Declaration Date") (i) declare any dividend on
Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

          (C) Dividends shall begin to accrue on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rate on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (C) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

          (A) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series A Participating Preferred Stock as required by Section 2 hereof.

          (B) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (C) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on

Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. Series A Participating

Preferred Stock may be issued in fractions of a share which shall entitle the holder in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

     RESOLVED FURTHER, that the President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file (or cause to be prepared and filed) a Statement of Resolution Establishing Series of Shares in accordance with the foregoing resolution and the provisions of Texas law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

     Dated August 29, 1997.

                              MAXXIM MEDICAL, INC.

                              By: /s/ Kenneth W. Davidson
                                 ---------------------------------------
                                      Kenneth W. Davidson, President

                                  /s/ Peter M. Graham
                                 ---------------------------------------
                                      Secretary


STATE OF TEXAS      S.
COUNTY OF HARRIS    S.


     Before me, a notary public, on this day personally appeared Kenneth W. Davidson, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 29th day of August, A.D., 1997.


                                 /s/ Grace K. Shephard
                                 ----------------------------------------
                                 (Printed or stamped name)
                                 Notary Public, State of Texas
                                 My commission expires: July 16, 1998

                             ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                              MAXXIM MEDICAL, INC.
                                     *****

     PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopted the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the Corporation is Maxxim Medical, Inc.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on March 15, 1996:

     SECTION 1 of ARTICLE IV of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, SECTION 1 of ARTICLE IV shall be and read as follows:

                                  "ARTICLE IV
                                 Capital Stock

          Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000, divided into classes as follows: (i) 10,000,000 shares of Preferred Stock, $1.00 par value each (hereinafter referred to as "Preferred Stock"), and (ii) 40,000,000 shares of Common Stock, $0.001 par value each (hereinafter referred to as "Common Stock")."

                                 ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of such adoption was 8,069,847 shares of common stock, $0.001 par value per share ("Common Stock"), and the number of shares entitled to vote thereon was 8,069,847 shares of Common Stock.

                                  ARTICLE FOUR

     The number of shares of Common Stock voted for such amendment was 7,004,397; and the number of shares of Common Stock voting against such amendment was 215,776.

                                  ARTICLE FIVE

     This amendment does not provide for a reclassification or exchange of issued shares of the Corporation's capital stock.

                                  ARTICLE SIX

     This amendment effects no change in the amount of stated capital of the Corporation.

     DATED:  March 15, 1996.



                                  MAXXIM MEDICAL, INC.



                                  By:  /s/ Kenneth Davidson
                                       ---------------------------------------
                                       Kenneth Davidson, Chairman of the Board,
                                       President and Chief Executive Officer

                             ARTICLES OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                           HENLEY INTERNATIONAL, INC.

                                   * * * * *

     PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the Corporation is Henley International, Inc.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on March 4, 1993:

     ARTICLE I of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, ARTICLE I shall be and read as follows:

                                   "ARTICLE I

          The name of the Corporation is MAXXIM MEDICAL, INC."

                                 ARTICLE THREE

     The number of shares of the Corporation outstanding at the time of such adoption was 5,431,257 shares of common stock, $.001 par value per share ("Common Stock"), and the number of shares entitled to vote thereon was 5,431,257 shares of Common Stock.

                                  ARTICLE FOUR

     The number of shares of Common Stock voted for such amendment was 3,623,513; and the number of shares of Common Stock voting against such amendment was 26,197.

                                  ARTICLE FIVE

     This amendment does not provide for a reclassification of issued shares of the Corporation's capital stock.

                                  ARTICLE SIX

     This amendment effects no change in the amount of stated capital of the Corporation.

     DATED: March 4, 1993.


                                   HENLEY INTERNATIONAL, INC.

                                   By: /s/ Kenneth W. Davidson
                                      ------------------------------------
                                      Kenneth W. Davidson, President

                       RESTATED ARTICLES OF INCORPORATION

                                  ARTICLE ONE

     Henley Merger Corp., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision hereof.

                                  ARTICLE TWO

     The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

     Article I, Section 3(e) of Article IV, Section 6(c) of Article IV, and
     Article VIII of the Articles of Incorporation of the Corporation in effect on the date hereof are hereby deleted in their entirety and replaced by
     Article I, Section 3(e) of Article IV, Section 6(c) of Article IV, and
     Article VIII of the Restated Articles of Incorporation as hereinafter set forth.

                                 ARTICLE THREE

     Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 1st day of December, 1989.

                                  ARTICLE FOUR

     The number of shares outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote on the restated articles of incorporation as so amended was 1,000, the holders of all of which have signed a written consent to the adoption of such restated articles of incorporation as so amended.

                                  ARTICLE FIVE

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the restated articles of incorporation set forth on Exhibit A attached hereto which accurately copy the entire text thereof and as amended as above set forth.

                                           HENLEY MERGER CORP.

                                           By: /s/ KEN DAVIDSON
                                              -----------------------
                                           Printed Name: Ken Davidson
                                                        -------------
                                           Title: President
                                                 --------------------

                                   EXHIBIT A

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                           HENLEY INTERNATIONAL, INC.


     Under the Texas Business Corporation Act, Henley International, Inc. (the "Corporation") does hereby adopt the following Articles of Incorporation for the Corporation:

                                   ARTICLE I
                                      Name

     The name of the Corporation is Henley International, Inc.

                                   ARTICLE II
                                    Duration

     The period of the duration of the Corporation is perpetual.

                                  ARTICLE III
                               Purpose and Powers

     The purpose or purposes for which the Corporation is organized are:

          To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "Act").

                                  ARTICLE IV
                                 Capital Stock

     Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000, divided into classes as follows: (i) 10,000,000 shares of Preferred Stock, $1.00 par value each (hereinafter referred to as "Preferred Stock"), and (ii) 20,000,000 shares of Common Stock, $0.001 par value each (hereinafter referred to as "Common Stock").

     Section 2. Preferred Stock. The Preferred Stock shall have the preferences, limitations, and relative rights as shall be established by the Board of Directors by a resolution or resolutions adopted in compliance with
Article 2.13(B) of the Act, and may be issued in one or more series pursuant to Section (IV)(3) hereof.

     Section 3. Designation of Series. Series of Preferred Stock may be established from time to time of any number of the shares of authorized Preferred Stock pursuant to any resolution or resolutions adopted by the Board of Directors of the Corporation which establishes a distinctive serial designation and fixes the relative rights and preference thereof and otherwise satisfies the requirements of Article 2.13(B) of the Act.

     The relative rights and preferences of Preferred Stock may vary between any series established by the Board of Directors in any and all respects, including, (by way of illustration but not by way of limitation) differences in any of the following respects between the characteristics of the series being established and the relative rights and preferences of any other series or class of stock of the Corporation:

     (a)  Voting rights;

     (b) The price at and the terms and conditions on which shares may be redeemed;

     (c) The rate, preferences, and priorities of any distributions from the Corporation payable with respect to shares and the dates, terms, and other conditions on which such distributions shall be payable and whether such distributions are cumulative, noncumulative, or partially cumulative;

     (d) Rights upon the dissolution or liquidation of, or upon any distribution of the assets of, the Corporation;

     (e) The terms and conditions on which shares may be converted into shares of any other class, classes or series of stock of the Corporation;

     (f) The right to participate in the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares; and

     (g) The benefit of conditions or restrictions upon (i) the incurrence by the Corporation or any subsidiary of any indebtedness (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of distributions or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation.

     Section 4. Increase or Decrease in Shares of a Series. Except where otherwise provided by the Board of Directors of the Corporation at the time of the designation of a series, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by a resolution or resolutions adopted by the Board of Directors of the Corporation.

     Section 5. Reissuance of Shares of Preferred Stock. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock, of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the series of which they were originally a part or may be reclassified or reissued as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation when establishing the series of Preferred Stock.

     Section 6. Common Stock. The Common Stock shall have the following preferences, limitations, and relative rights:

     (a) Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation on any proposition before such meetings.

     (b) Subject to the rights of the holders of any Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, distributions payable in cash, stock or otherwise.

     (c) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts, if any, to which they respectively shall be entitled in preference to the holders of the Common Stock, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of Common Stock, to the exclusion of the holders of the Preferred Stock other than holders of Preferred Stock who are expressly entitled to participate in the distribution of the net assets of the Corporation remaining after the distribution to holders of the Preferred Stock which are in preference to the rights of the holders of the Common Stock.

                                   ARTICLE V
                  Initial Consideration for Issuance of Shares

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE VI
                      Initial Registered Office and Agent

     The street address of the initial registered office of the Corporation is Nine Greenway Plaza, Suite 1717, Houston, Texas 77046, and the name of its initial registered agent at such address is J. Randolph Ewing.

                                  ARTICLE VII
                               Board of Directors

     The initial Board of Directors of the Corporation consists of six (6) directors, and the names and addresses of the persons to serve as the directors of the Corporation until the first annual meeting of shareholders or until their successors are elected and qualified are:

     NAME                           ADDRESS


     Roy M. Borrell, M.D.           2703 Highland Court
                                    Sugar Land, Texas 77478

     Kenneth W. Davidson            104 Industrial Boulevard
                                    Sugar Land, Texas 77478

     Peter Dorflinger               4000 Technology Drive
                                    Angleton, Texas 77515

     Ernest J. Henley               104 Industrial Boulevard
                                    Sugar Land, Texas 77478

     Henk Wafelman                  Enraf-Nonius
                                    Rontgenweg
                                    P. O. Box 483
                                    2600 al delft
                                    Route 0302
                                    Holland

     Richard O. Martin              4000 Technology Drive
                                    Angleton, Texas 77515

The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                  ARTICLE VIII
                    Voting; Cumulative Voting Denied; Quorum

     No shareholder shall have the right to cumulate his votes for the election of directors, but each share of the Common Stock shall be entitled to one vote in the election of each director and for all other purposes. Holders of Preferred Stock shall not be entitled to vote on any matter unless otherwise specifically required by law or provided for pursuant to the resolution establishing the preferences, limitations, and relative rights of the Preferred Stock. With respect to any matter which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the Act. Any action required to be taken or which may be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action so taken shall be signed by those shareholders holding the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. A quorum shall be present at a meeting of shareholders if the holders of one-third (1/3) of the shares entitled to vote are represented at a meeting in person or by proxy.

                                   ARTICLE IX
                          Denial of Preemptive Rights

     No shareholder of the Corporation or any other person shall have any preemptive right whatsoever to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares or other securities of the Corporation.

                                   ARTICLE X
                                     Bylaws

     The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be exclusively vested in the Board of Directors.

                                   ARTICLE XI
                            Limitation of Liability

     A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission made by the director in the director's capacity as a director, except for the following:



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     (A) a breach of the director's duty of loyalty to the Corporation or its shareholders;

     (B) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (C) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     (D) an act or omission for which the liability of the director is expressly provided by statute; or

     (E) an act related to an unlawful stock repurchase or payment of dividend.

     Any repeal or amendment of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director shall not be liable pursuant to the provisions of this Article XI, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.

                                  ARTICLE XII
                                  Incorporator

     The name and address of the incorporator is as follows:

     NAME                      ADDRESS

     Casey W. Doherty          Nine Greenway Plaza
     Suite 1717
     Houston, Texas 77046

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 13th day of December, 1989.

                                        HENLEY INTERNATIONAL, INC.,
                                        formerly known as Henley Merger
                                        Corp.



                                        By: /s/ Kenneth W. Davidson
                                            --------------------
                                            Kenneth W. Davidson
                                            President



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